Exhibit 16.1

CHISHOLM, BIERWOLF & NILSON
Certified Public Accountants
A Limited Liability	533 W. 2600 S., Suite 25	Office (801) 292-8756
Partnership	Bountiful, Utah 84010	Fax (801) 292-8809

April 11, 2007

Office of the Chief Accountant

Securities and Exchange Commission

450 West Fifth Street N.W.

Washington DC 20549

Ladies and Gentlemen

We have read Item 4.01 “Changes in Registrant’s Certifying Accountant” in the Form 8-K dated April 11, 2007 of IDI Global, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein as they relate to our firm.

Yours truly,

/s/ Chisholm, Bierwolf & Nilson

CHISHOLM , BIERWOLF & NILSON

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